UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2007

The New York Times Company
(Exact name of Registrant as specified in its charter)

New York	1-5837	13-1102020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

229 West 43rd Street, New York New York	10036
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 556-1234

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the February 22, 2007 meeting of the Board of Directors (the “Board”) of The New York Times Company (the “Company”), on the recommendation of the Nominating & Governance Committee, the Board approved a slate of candidates for the Company’s Board of Directors for election to the Board at the Company’s next annual meeting of stockholders, which is currently scheduled to be held on April 24, 2007.  Cathy J. Sulzberger will step down from the Board upon the expiration of her current term at the annual meeting and, accordingly, is not standing for re-election.  Other than Ms. Sulzberger, all of the current directors will stand for re-election.  In addition, Daniel H. Cohen, a fourth generation member of the Ochs-Sulzberger family, has been nominated to stand for election as a director.

A copy of the Company’s press release dated February 22, 2007, relating to these matters is attached as Exhibit 99.1 to this Form 8-K.  Exhibit 99.1 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any registration statement or other document filed under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit 99.1	The New York Times Company Press Release dated February 22, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE NEW YORK TIMES COMPANY

Date: February 23, 2007	By:	/s/ Kenneth A. Richieri
Kenneth A. Richieri
Vice President and General Counsel

Exhibit List

Exhibit 99.1	The New York Times Company Press Release dated February 22, 2007

Press Release

Contact:	Stacy Green, 212-556-7078; E-mail: greenst@nytimes.com
This press release can be downloaded from www.nytco.com

THE NEW YORK TIMES COMPANY ANNOUNCES NOMINATION FOR

BOARD OF DIRECTORS

NEW YORK, Feb. 22, 2007 — The New York Times Company announced today that its Board of Directors nominated Daniel H. Cohen, president of DeepSee, LLC, to stand for election as a director at its Annual Meeting of Shareholders on April 24.  Cathy J. Sulzberger, a director since 2002, chose not to stand for re-election on April 24.

“I am delighted to have Dan nominated to serve on our Board,” said Arthur Sulzberger, Jr., chairman of the Board.  “As a fourth-generation family member he brings a deep understanding of our Company’s historic mission and its long-term business objectives.”

“I would also like to express the Company’s gratitude to my sister, Cathy,” Mr. Sulzberger continued.  “Cathy has served The New York Times Company with great dedication and commitment since 2002 and we are grateful for her vision and wisdom during these past years.”

Mr. Cohen, 54, founded DeepSee, LLC, an oceanic exploration and submarine leasing company, earlier this year.  From 1999 to 2006, he was president of Dan Cohen & Sons, LLC, a television production company that focused on reality series and programs.  His company produced programs for the nationally renowned chef, Bobby Flay, who won an Emmy in the category of Best Daytime Host for one of the programs they produced.  Before television production, Mr. Cohen was senior vice president, advertising of The New York Times from 1996 to 1999, and held several other positions at the Times Company in the advertising, circulation and corporate planning departments beginning in 1983.  Mr. Cohen received a B.A. degree from Tufts University in 1974.  He is the cousin of Arthur Sulzberger, Jr. and Michael Golden, vice chairman of the Board and publisher of the International Herald Tribune.

About The New York Times Company

The New York Times Company (NYSE: NYT), a leading media company with 2006 revenues of $3.3 billion, includes The New York Times, the International Herald Tribune, The Boston Globe, 15 other daily newspapers, nine network-affiliated television stations, two New York City radio stations and 35 Web sites, including NYTimes.com, Boston.com and About.com.  The Company’s core purpose is to enhance society by creating, collecting and distributing high-quality news, information and entertainment.

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